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                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549

                                   FORM 8-K

                                Current Report
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934
                             (the "EXCHANGE ACT")

      Date of Report (date of earliest event reported): October 26, 1999
                         Medical Device Alliance Inc.
                                (the "COMPANY")

            (Exact Name of Registrant as Specified in its Charter)

                                    Nevada
                (State or Other Jurisdiction of Incorporation)

        0-24979                                         88-0345058
(Commission File Number)                    (IRS Employer Identification No.)

         (Address of Principal Executive Offices, Including Zip Code)

                5851 West Charleston, Las Vegas, Nevada 89146

                                (702) 870-8663

             (Registrant's Telephone Number, Including Area Code)

                   INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 4.    CHANGES IN COMPANY'S CERTIFYING ACCOUNTANT

      As previously reported on Form 8-K, on October 13, 1999 the Company terminated its engagement with its former auditors, Farber & Hass, LLP. On October 26, 1999, the Company engaged BDO Seidman, LLP ("BDO Seidman")as its new outside auditor. The Company has not otherwise consulted or engaged BDO Seidman during the Company's two most recent fiscal years or any subsequent interim period.

      As previously reported on Forms 12b-25 and 8-K, due to the Company's failure to pay its former auditors, as well as ongoing complications related to the Receivership and the on-going diligence investigation being conducted by the Receiver, the Company has not been able to complete the preparation of its financial statements for the year ended December 31, 1998, and for the interim periods ended March 31, and June 30, 1999, or to complete the audit of its year end financial statements. The Company has now paid the former auditors and has engaged new auditors, however, until it can complete the preparation and audit of its financial statements, the Company will continue to be unable to file its Form 10-KSB and Form 10-QSBs for such respective periods, and will therefore remain in non-compliance with its reporting obligations under the Exchange Act. The Company intends to work diligently with its new auditors to finalize its financial statements and complete the year end audit as soon as reasonably practicable,

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however, given its current financial and other constraints, combined with the inability to predict the results of the Receiver's on-going diligence investigation, the Company is unable at this time to determine with any degree of certainty when it expects to be in full compliance with its reporting obligations under the Exchange Act.

SIGNATURES:

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                     MEDICAL DEVICE ALLIANCE INC.

                                  By:  /s/ George C. Swarts
                                     ---------------------------------------
                                   (Print name and title of signing officer)
                                    George C. Swarts, Receiver

                                     Dated: November 2, 1999